Q4 2013 Earnings Presentation February 27, 2014 Mike Petters President and Chief Executive Officer Barb Niland Corporate Vice President, Business Management & Chief Financial Officer Exhibit 99.2

Safe Harbor 2 Statements in this presentation, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This presentation also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Highlights from the Quarter and FY 2013 3  Adjusted revenues were $1.9 billion for Q4 and $6.8 billion for the year  Diluted EPS of $1.82 for Q4 and $5.18 for the year  Adjusted Diluted EPS** of $1.66 for Q4 and $5.36 for the year  Continued strong segment operating performance  Ingalls operating margin was 8.0% for the quarter and 6.3% for the year  Ingalls adjusted operating margin* was 6.0% for the quarter and 4.6% for the year  Newport News operating margin was 9.1% for the quarter and 9.5% for the year  Continued progress on underperforming ships with the delivery of LPD-25 Somerset  Announced $9.4 billion of new contract awards in FY 2013 with an $18.0 billion backlog * Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013. See appendix for reconciliation. ** Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013 and the after-tax FAS/CAS Adjustment. See appendix for reconciliation.

Fourth Quarter 2013 Consolidated Results 4 $1,823 $1,938 $1,823 $1,907 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 Q4 2012 Q4 2013 ($ in m illi on s) Consolidated Revenues GAAP Adjusted* 5.8% 9.0% 5.8% 8.2% 0.0% 2.0% 4.0% 6.0% 8. % 10.0% Q4 2012 Q4 2013 Operating Margin GAAP Adjusted* $106 $174 $106 $156 $- $50 $100 $150 $200 Q4 2012 Q4 2013 ($ in m illi on s) Op rating Income GAAP Adjusted* $0.98 $1.82 $1.30 $1.66 $- $0.50 $1.00 $1. $2. Q4 2012 Q4 2013 Diluted EPS GAAP Adjusted** * Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013. See appendix for reconciliation. ** Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013 and the after-tax FAS/CAS Adjustment. See appendix for reconciliation.

$2.91 $5.18 $3.95 $5.36 $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 FY 2012 FY 2013 Diluted EPS GAAP Adjusted** * Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013. See appendix for reconciliation. ** Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013 and the after-tax FAS/CAS Adjustment. See appendix for reconciliation. FY 2013 Consolidated Results 5 $6,708 $6,820 $6,708 $6,817 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 FY 2012 FY 2013 ($ in m illi on s) Consolidated Revenues GAAP Adjusted* 5.3% 7.5% 5.3% 6.8% 0.0% 1.0% 2.0% 3.0% 4. % 5. % 6.0% 7.0% 8.0% FY 2012 FY 2013 Operating Margin GAAP Adjusted* $358 $512 $358 $465 $- $1 $2 $3 $400 $500 $6 0 FY 2012 FY 2013 ($ in m illi on s) Op rating Income GAAP Adjusted*

* Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013. See appendix for reconciliation. Ingalls Shipbuilding – Fourth Quarter Results 6  Ingalls Q4 revenues were up YoY due to higher volume on DDG-117 and NSC-6  Q4 segment operating income and margin were up YoY due to risk retirement on the NSC program and lower workers’ compensation expense $722 $ 815 $722 $ 784 $300 $400 $500 $600 $700 $800 $900 Q4 2012 Q4 2013 ($ in m illi on s) Segment Revenues GAAP Adjusted* $38 $65 $38 $47 $- $10 $20 $30 $40 $50 $60 $7 Q4 2012 Q4 2013 ($ in m illi on s) Operating Income GAAP Adjusted* 5.3% 8.0% 5.3% 6.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% Q4 2012 Q4 2013 Operating Margin GAAP Adjusted*

$97 $175 $97 $128 $- $50 $100 $150 $200 FY 2012 FY 2013 ($ in m illi on s) Operating Income GAAP Adjusted* * Non-GAAP metric that excludes the impact of hurricane insurance recoveries and the Gulfport closure impact in 2013. See appendix for reconciliation. Ingalls Shipbuilding – FY 2013 Results 7  Ingalls 2013 revenue decreased due to lower amphibious assault ship volume  Ingalls 2013 operating income and margin increased as a result of improved overall performance $2,840 $2,757 $2,840 $2,754 $2,4 $2,500 $2,600 $2,700 $2,800 $2,900 FY 2012 FY 2013 ($ in m illi on s) Segment Revenues GAAP Adjusted* 3.4% 6.3% 3.4% 4.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% FY 2012 FY 2013 Operating Margin GAAP Adjusted*

$102 $360 $104 $392 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 Q4 2012 Q4 2013 2012 2013 ($ in m illi on s) Operating Income Newport News Shipbuilding 8  Newport News revenues were up in Q4 as compared to Q4 2012 due to higher volume on aircraft carriers  Segment operating income increased for the quarter and year due to lower workers’ compensation expense and performance improvements and risk retirement on the VCS program $1,122 $ 3,940 $1,140 $ 4,139 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Q4 2012 Q4 2013 2012 2013 ($ in m illi on s) Segment Revenues 9.1% 9.1%9.1% 9.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% Q4 2012 Q4 2013 2012 2013 Operating Margin

2014 Retirement Related Guidance 9 ($ in millions) 2014 2013 Pension Discount Rate 5.27% 4.24% Expected Return on Assets 7.50% 7.50% Cash Contributions, Net of CAS Recovery1 $65 ($147) Net FAS/CAS Adjustment1 $92 ($61) CAS1 $227 $196 FAS1 ($135) ($257) 1 Includes pension & other postretirement benefits. Projected and subject to change during 2014.

U n sa ve d Docum e n t / 1 2 /2 9 /1 0 / 1 0 :0 2 Appendix

Reconciliations 11 We make reference to “segment operating income,” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income,” “adjusted segment operating margin,” “adjusted total operating income,” “adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.” Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes. Segment operating margin is defined as segment operating income as a percentage of total sales and service revenues. Adjusted sales and service revenues is defined as total sales and service revenues adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013, if any. Adjusted segment operating income is defined as segment operating income adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013, if any. Adjusted segment operating margin is defined as adjusted segment operating income as a percentage of adjusted segment sales and service revenues. Adjusted total operating income is defined as total operating income adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013, if any. Adjusted operating margin is defined as adjusted total operating income as a percentage of adjusted sales and service revenues. Adjusted net earnings is defined as net income adjusted for the 2013 tax effected impact of the hurricane insurance recoveries, the 2013 tax effected impact of the Gulfport closure, if any, and the tax effected FAS/CAS Adjustment. Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding. Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe adjusted sales and service revenues, adjusted segment operating income, adjusted segment operating margin, adjusted total operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Reconciliation of Non-GAAP Measures – Segment Operating Income and Segment Operating Margin 12 ($ in millions) 2013 2012 2013 2012 Sales and Service Revenues Ingalls 815$ 722$ 2,757$ 2,840$ Newport News 1,140 1,122 4,139 3,940 Intersegment eliminations (17) (21) (76) (72) Total Sales and Service Revenues 1,938 1,823 6,820 6,708 Segment Operating Income Ingalls 65 38 175 97 As a percentage of revenues 8.0% 5.3% 6.3% 3.4 % Newport News 104 102 392 360 As a percentage of revenues 9.1% 9.1% 9.5% 9.1 % Total Segment Operating Income 169 140 567 457 As a percentage of revenues 8.7% 7.7% 8.3% 6.8 % Non-segment factors affecting operating income: FAS/CAS Adjustment (7) (25) (61) (80) Deferred state income taxes 12 (9) 6 (19) Total Operating Income 174 106 512 358 Interest expense (31) (29) (118) (117) Federal income taxes (52) (27) (133) (95) Net Earnings 91$ 50$ 261$ 146$ Three Months Ended Year Ended December 31 December 31

Reconciliation of Non-GAAP Measures – Adjusted Figures

($ in millions)	Three Months Ended December 31 2013	Three Months Ended December 31 2012	Year Ended December 31 2013	Year Ended December 31 2012
Adjusted Sales and Service Revenues				
Ingalls revenues	$ 815	$ 722	$ 2,757	$ 2,840
Adjustment for hurricane insurance recoveries	(31)	—	6	—
Adjustment for Gulfport closure impact	—	—	(9)	—
Adjusted Ingalls revenues	784	722	2,754	2,840
Newport News revenues	1,140	1,122	4,139	3,940
Intersegment eliminations	(17)	(21)	(76)	(72)
Adjusted Sales and Service Revenues	$ 1,907	$ 1,823	$ 6,817	$ 6,708
Adjusted Segment Operating Income				
Total Operating Income	$ 174	$ 106	$ 512	$ 358
As a percentage of revenues	9.0 %	5.8 %	7.5 %	5.3 %
Non-segment factors affecting adjusted operating income:				
FAS/CAS Adjustment	7	25	61	80
Deferred state income taxes	(12)	9	(6)	19
Unadjusted Segment Operating Income	$ 169	$ 140	$ 567	$ 457
As a percentage of revenues	8.7 %	7.7 %	8.3 %	6.8 %
Non-recurring items affecting operating income:				
Ingalls operating income	$ 65	$ 38	$ 175	$ 97
Adjustment for hurricane insurance recoveries	(18)	—	(64)	—
Adjustment for Gulfport closure impact	—	—	17	—
Adjusted Ingalls operating income	47	38	128	97
As a percentage of adjusted revenues	6.0 %	5.3 %	4.6 %	3.4 %
Newport News operating income	104	102	392	360
As a percentage of adjusted revenues	9.1 %	9.1 %	9.5 %	9.1 %
Adjusted Segment Operating Income	$ 151	$ 140	$ 520	$ 457
As a percentage of adjusted revenues	7.9 %	7.7 %	7.6 %	6.8 %
Adjusted Total Operating Income				
Total Operating Income	$ 174	$ 106	$ 512	$ 358
As a percentage of revenues	9.0 %	5.8 %	7.5 %	5.3 %
Adjustment for hurricane insurance recoveries	(18)	—	(64)	—
Adjustment for Gulfport closure impact	—	—	17	—
Adjusted Total Operating Income	$ 156	$ 106	$ 465	$ 358
As a percentage of adjusted revenues	8.2 %	5.8 %	6.8 %	5.3 %

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Reconciliation of Non-GAAP Measures – Adjusted Figures (continued) 14 1 Tax effected at 35% federal statutory tax rate. ($ in millions, except per share amounts) 2013 2012 2013 2012 Adjusted Net Earnings Net Earnings 91$ 50$ 261$ 146$ Adjustment for hurricane insurance recoveries(1) (12) — (42) — Adjustment for Gulfport closure(1) — — 11 — Adjustment for FAS/CAS Adjustment(1) 4 16 40 52 Adjusted Net Earnings 83 66 270 198 Adjusted Diluted EPS Diluted earnings per share 1.82$ 0.98$ 5.18$ 2.91$ After-tax hurricane insurance recoveries per share (0.24)$ — (0.83)$ — After-tax Gulfport closure per share —$ — 0.22$ — After-tax FAS/CAS Adjustment per share 0.08$ 0.32$ 0.79$ 1.04$ Adjusted Diluted EPS 1.66$ 1.30$ 5.36$ 3.95$ Three Months Ended Year Ended December 31 December 31